EXHIBIT 4.1

Execution Version

United America Indemnity, Ltd.

U.N. Holdings II, Inc.

U.S.$90,000,000

6.22% Guaranteed Senior Notes due 2015

Note and Guarantee Agreement

Dated July 20, 2005

Table of Contents

Section
Section 1.
Section 2.
Section 3.
Section 4.
Section 4.1.
Section 4.2.
Section 4.3.
Section 4.4.
Section 4.5.
Section 4.6.
Section 4.7.
Section 4.8.
Section 4.9.
Section 4.10.
Section 4.11.
Section 4.12.
Section 5.
Section 5.1.
Section 5.2.
Section 5.3.
Section 5.4.
Section 5.5.
Section 5.6.
Section 5.7.
Section 5.8.
Section 5.9.
Section 5.10.
Section 5.11.
Section 5.12.
Section 5.13.
Section 5.14.
Section 5.15.
Section 5.16.
Section 5.17.
Section 5.18.
Section 5.19.
Section 6.
Section 6.1.
Section 6.2.
Section 7.
Section 7.1.
Section 7.2.
Section 7.3.
Section 7.4.
Section 8.
Section 8.1.
Section 8.2.
Section 8.3.
Section 8.4
Section 8.5.
Section 8.6.
Section 8.7.
Section 8.8.
Section 8.9.
Section 9.
Section 9.1.
Section 9.2.
Section 9.3.
Section 9.4.
Section 9.5.
Section 9.6.
Section 9.7.
Section 9.8.
Section 10.
Section 10.1.
Section 10.2.
Section 10.3.
Section 10.4.
Section 10.5.
Section 10.6.
Section 10.7
Section 10.8
Section 11.
Section 12.
Section 12.1.
Section 12.2.
Section 12.3.
Section 12.4.
Section 13.
Section 14.
Section 14.1.
HeadingPage
Authorization of Notes
Sale and Purchase of Notes
Closing
Conditions to Closing
Representations and Warranties
Performance; No Default
Compliance Certificates
Opinions of Counsel
Purchase Permitted By Applicable Law, Etc
Sale of Other Notes
Payment of Special Counsel Fees
Private Placement Number
Changes in Corporate Structure
Acceptance of Appointment to Receive Service of Process
Funding Instructions
Proceedings and Documents
Representations and Warranties of the Obligors
Organization; Power and Authority
Authorization, Etc
Disclosure
Organization and Ownership of Shares of Subsidiaries; Affiliates
Financial Statements; Material Liabilities
Compliance with Laws, Other Instruments, Etc
Governmental Authorizations, Etc
Litigation; Observance of Agreements, Statutes and Orders
Taxes
Title to Property; Leases
Licenses, Permits, Etc
Compliance with ERISA; Non-U.S. Plans
Private Offering by the Obligors
Use of Proceeds; Margin Regulations
Existing Indebtedness; Future Liens
Foreign Assets Control Regulations, Etc
Status under Certain Statutes
Environmental Matters
Ranking of Obligations
Representations of the Purchasers
Purchase for Investment
Source of Funds
Information as to the Obligors
Financial and Business Information
Officer’s Certificate
Visitation
Limitation on Disclosure Obligation
Payment and Prepayment of the Notes
Amortization Payments; Payments at Maturity
Optional Prepayments with Make-Whole Amount
Prepayment for Tax Reasons
Prepayment in Connection with a Change of Control
Prepayment in Connection with Dispositions
Allocation of Partial Prepayments
Maturity; Surrender, Etc
Purchase of Notes
Make-Whole Amount and Modified Make-Whole Amount
Affirmative Covenants
Compliance with Law
Insurance
Maintenance of Properties
Payment of Taxes and Claims
Corporate Existence, Etc
Books and Records
Priority of Obligations
Ownership of the Company
Negative Covenants
Transactions with Affiliates
Merger, Consolidation, Etc
Line of Business
Terrorism Sanctions Regulations
Liens
Subsidiary Indebtedness
Sale of Assets
Senior Indebtedness to Capitalization
Events of Default
Remedies on Default, Etc
Acceleration
Other Remedies
Rescission
No Waivers or Election of Remedies, Expenses, Etc
Tax Indemnification
Guarantee, etc.
Guarantee.

Section 14.2. Obligations Unconditional

Section 14.3. Guarantees Endorsed on the Notes.

Section 15.
Section 15.1.
Section 15.2.
Section 15.3.
Section 16.
Section 16.1.
Section 16.2.
Section 17.
Section 17.1.
Section 17.2.
Section 17.3.
Section 18.
Section 19.
Section 19.1.
Section 19.2.
Section 19.3.
Section 19.4.
Section 20.
Section 21.
Section 22.
Section 23.
Section 24.
Section 24.1.
Section 24.2.
Section 24.3.
Section 24.4.
Section 24.5.
Section 24.6.
Section 24.7.
Section 24.8.
Section 24.9.
Registration; Exchange; Substitution of Notes
Registration of Notes
Transfer and Exchange of Notes
Replacement of Notes
Payments on Notes
Place of Payment
Home Office Payment
Expenses, Etc
Transaction Expenses
Certain Taxes
Survival
Survival of Representations and Warranties; Entire Agreement
Amendment and Waiver
Requirements
Solicitation of Holders of Notes
Binding Effect, Etc
Notes Held by Obligor, Etc
Notices; English Language
Reproduction of Documents
Confidential Information
Substitution of Purchaser
Miscellaneous
Successors and Assigns
Payments Due on Non-Business Days
Accounting Terms
Severability
Construction, Etc
Counterparts
Governing Law
Jurisdiction and Process; Waiver of Jury Trial
Obligation to Make Payment in Dollars

Schedule A	—	Information Relating to Purchasers

Schedule B	—	Defined Terms

Exhibit 1	—	Form of 6.22% Guaranteed Senior Note due 2015

Exhibit 1-A	—	Form of Guarantee

Exhibit 4.4(a)(i)	—	Form of Opinion of U.S. Special Counsel for the Obligors

Exhibit 4.4(a)(ii) — Form of Opinion of Special Cayman Islands Counsel for the Obligors

Exhibit 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

Schedule 5.3	—	Disclosure Materials

Schedule 5.4 — Subsidiaries of the Guarantor and Ownership of Subsidiary Stock

Schedule 5.5	—	Financial Statements

Schedule 5.10	—	Leases

Schedule 5.12	—	ERISA Matters

Schedule 5.15	—	Existing Indebtedness

Schedule 10.1	—	Affiliate Contracts

United America Indemnity, Ltd.
Walker House, 87 Mary Street
P.O. Box 908GT
George Town, Grand Cayman
Cayman Islands

U.N. Holdings II, Inc.
Three Bala Plaza, East
Suite 300
Bala Cynwyd, PA 19004

6.22% Guaranteed Senior Notes due 2015

July 20, 2005

To Each of the Purchasers Listed in

Schedule A Hereto:

Ladies and Gentlemen:

U.N. HOLDINGS II, INC., a Delaware corporation (the “Company”) and UNITED AMERICA INDEMNITY, LTD., an exempted company formed with limited liability under the laws of the Cayman Islands (the “Guarantor” and, together with the Company, the “Obligors”), agree with each of the purchasers whose names appear at the end hereof (each a “Purchaser” and collectively the “Purchasers”) as follows:

Section 1. Authorization of Notes.

The Company will authorize the issue and sale of U.S.$90,000,000 aggregate principal amount of its 6.22% Guaranteed Senior Notes due 2015 (the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 15). The Notes shall be substantially in the form set out in Exhibit 1. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Payment of the principal of, Make-Whole Amount and Modified Make-Whole Amount (if any) and interest on the Notes and other amounts owing hereunder shall be unconditionally guaranteed by the Guarantor as provided in Section 14 (and each Note will have the guarantee (individually, the “Guarantee” and, collectively, the “Guarantees”) of the Guarantor endorsed thereon in the form set out in Exhibit 1-A).

Section 2. Sale and Purchase of Notes.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 3. Closing.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005, at 10:00 A.M., New York City time, at a closing (the “Closing”) on July 20, 2005 or on such other Business Day thereafter on or prior to August 15, 2005 as may be agreed upon by the Obligors and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least U.S.$100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), with the Guarantee of the Guarantor endorsed thereon, against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds to such account as is specified by the Company as provided in Section 4.11. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

Section 4. Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties. The representations and warranties of the Obligors in this Agreement shall be correct when made and at the time of the Closing.

Section 4.2. Performance; No Default. Each Obligor shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither Obligor nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1 or 10.7 had such Sections applied since such date.

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate. Each Obligor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b) Secretary’s or Director’s Certificate. Each Obligor shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary or a Director or other appropriate person, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement and the Notes (in the case of the Company) and this Agreement and the Guarantees (in the case of the Guarantor).

Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Guarantor, and Walkers, Cayman Islands counsel for the Obligors, substantially in the respective forms set forth in Exhibits 4.4(a)(i) and 4.4(a)(ii) (and the Obligors hereby instruct their counsel to deliver such opinions to the Purchasers) and (b) from Milbank, Tweed, Hadley & McCloy LLP, the Purchasers’ special New York counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate from the Guarantor certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 17.1, the Obligors shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Guarantor at least one Business Day prior to the Closing.

Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

Section 4.9. Changes in Corporate Structure. Neither Obligor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10. Acceptance of Appointment to Receive Service of Process. Such Purchaser shall have received evidence of the acceptance by National Registered Agents, Inc. of the appointment and designation provided for by Section 24.8(e) for the period from the date of the Closing to July 20, 2016 (and the payment in full of all fees in respect thereof).

Section 4.11. Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company providing account and wire transfer information including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.12. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 5. Representations and Warranties of the Obligors.

The Company and the Guarantor jointly and severally represent and warrant to each Purchaser that:

Section 5.1. Organization; Power and Authority. Each Obligor is a corporation or an exempted company formed with limited liability (as applicable) duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes (in the case of the Company) and this Agreement and the Guarantees (in the case of the Guarantor) and to perform the provisions hereof and thereof.

Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, and this Agreement and the Guarantees have been duly authorized by all necessary corporate action on the part of the Guarantor, and this Agreement constitutes and, upon execution and delivery thereof, each Guarantee will constitute, a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except, in each case, as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure. The Obligors, through their agent, RBS Securities Corporation, have delivered to each Purchaser a copy of a Private Placement Memorandum, dated May 2005 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Guarantor and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings identified in Schedule 5.3 and the financial statements listed in Schedule 5.5, in each case, delivered to the Purchasers prior to June 15, 2005 (this Agreement, the Memorandum, including any information incorporated by reference therein, and such documents, certificates or other writings and such financial statements being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents or Schedule 5.3 hereto, since December 31, 2004, there has been no change in the financial condition, operations, business or properties of either Obligor or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. To the knowledge of either Obligor, there is no fact that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein, on Schedule 5.3 or in the Disclosure Documents.

Section 5.4. Organization and Ownership of Shares of Subsidiaries . (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Guarantor’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Guarantor and each other Subsidiary, (ii) to the knowledge of the Guarantor, of each person that directly or indirectly through one or more intermediaries controls or is controlled by the Guarantor, other than Subsidiaries, and (iii) of the Guarantor’s and Company’s directors and senior officers.

(b) All of the outstanding shares of capital stock or similar equity interests of each Significant Subsidiary shown in Schedule 5.4 as being owned by the Guarantor and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Guarantor or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c) Each Significant Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Significant Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d) No Significant Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by law) restricting the ability of such Significant Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Guarantor or any of its Significant Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Significant Subsidiary.

Section 5.5. Financial Statements; Material Liabilities. The Obligors have delivered to each Purchaser copies of the financial statements listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Guarantor and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Guarantor and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Obligors of this Agreement and the Notes (in the case of the Company) and this Agreement and the Guarantees (in the case of the Guarantor) will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of either Obligor or, to the knowledge of the Company, any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum and articles of association, regulations or by-laws, or any other agreement or instrument to which either Obligor or, to the knowledge of the Company, any Subsidiary is bound or by which either Obligor or, to the knowledge of the Company, any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to either Obligor or, to the knowledge of the Company, any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to either Obligor or, to the knowledge of the Company, any Subsidiary.

Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by either Obligor of this Agreement or the Notes (in the case of the Company) and this Agreement or the Guarantees (in the case of the Guarantor), including, without limitation, any thereof required in connection with the obtaining of Dollars to make payments under this Agreement, the Notes or the Guarantees and the payment of such Dollars to Persons resident in the United States of America. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement, the Notes or the Guarantees that any thereof or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax other than any applicable Cayman Islands Registration Duty (currently in the amount of CI$500) that may be required in connection with admissibility into evidence.

Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of either Obligor, threatened against or affecting either Obligor or any Subsidiary or any property of either Obligor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b) Neither of the Obligors nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. The Obligors and each Subsidiary have filed all material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Guarantor or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Neither Obligor knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Guarantor and its Subsidiaries in respect of taxes for all fiscal periods included in the financial statements provided pursuant to Section 5.5 are adequate in accordance with GAAP.

No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of the Cayman Islands or any political subdivision thereof will be incurred by either Obligor or any holder of a Note as a result of the execution or delivery of this Agreement, the Notes or the Guarantees and no deduction or withholding in respect of Taxes imposed by or for the account of the Cayman Islands or, to the knowledge of either Obligor, any other Taxing Jurisdiction, is required to be made from any payment by the Obligors under this Agreement, the Notes or the Guarantees except for any such liability, withholding or deduction imposed, assessed, levied or collected by or for the account of any such Governmental Authority of the Cayman Islands arising out of circumstances described in clause (a), (b) or (c) of Section 13.

Section 5.10. Title to Property; Leases. The Obligors and each Subsidiary have good and sufficient title to, or sufficient rights to use, their respective properties that individually are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by either Obligor or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. Schedule 5.10 hereto sets forth all leases that individually are Material. Except as set forth on Schedule 5.10, the leases set forth on Schedule 5.10 are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc. Except to the extent the failure of any of the following could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) the Obligors and each Subsidiary own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are necessary to conduct the business of the Obligors and each Subsidiary as now conducted by them as described in the Memorandum, without known conflict with the rights of others;

(b) to the best knowledge of the Obligors, no product of either Obligor or any Subsidiary infringes any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person; and

(c) to the best knowledge of the Obligors, there is no violation by any Person of any right of either Obligor or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by either Obligor or any Subsidiary.

Section 5.12. Compliance with ERISA; Non-U.S. Plans. (a) The Obligors and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 5.12, neither of the Obligors nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by either Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of either Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) Neither Obligor nor any ERISA Affiliate has any benefit liabilities under any Plan as of the date of this Agreement. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA.

(c) Except as disclosed on Schedule 5.12, the Obligors and each ERISA Affiliate have not incurred (i) withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material or (ii) any obligation in connection with the termination of or withdrawal from any Non-U.S. Plan.

(d) The expected postretirement benefit obligation (determined as of the last day of the Guarantor’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Guarantor and its Subsidiaries is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes and Guarantees hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Obligors to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f) All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the Obligors and any Subsidiary have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect.

Section 5.13. Private Offering by the Obligors. Neither the Obligors nor anyone acting on their behalf has offered the Notes or the Guarantees or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 30 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Obligors nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the Guarantees to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Section 1- Description of Notes and Use of Proceeds of the Memorandum. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve either Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Guarantor and its Subsidiaries and the Guarantor does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Guarantor and its Subsidiaries (other than Indebtedness owed by the Guarantor and/or its Subsidiaries to the Guarantor and/or its Subsidiaries) as of June 30, 2005 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Guarantor or its Subsidiaries. Neither of the Obligors nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of either Obligor or such Subsidiary, and no event or condition exists with respect to any Indebtedness of either Obligor or any Subsidiary, the outstanding principal amount of which exceeds U.S.$500,000, that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15, neither of the Obligors nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5.

(c) Neither of the Obligors nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of either Obligor or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of either Obligor, except as specifically indicated in Schedule 5.15.

Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the sale of the Notes by the Company hereunder with the benefit of the Guarantees of the Guarantor nor the Company’s use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b) Neither of the Obligors nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) to the knowledge of the Obligors, engages in any dealings or transactions with any such Person. The Obligors and each Subsidiary are in compliance, in all material respects, with the USA Patriot Act.

(c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Obligors.

Section 5.17. Status under Certain Statutes. Neither of the Obligors nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18. Environmental Matters. (a) Neither of the Obligors has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against either Obligor or any Subsidiary or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) Neither of the Obligors has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c) Neither of the Obligors nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

(d) All buildings on all real properties now owned, leased or operated by either Obligor or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 5.19. Ranking of Obligations. Each Obligor’s payment obligations under this Agreement and the Notes (in the case of the Company) and this Agreement and the Guarantees (in the case of the Guarantor) will, upon issuance of the Notes and Guarantees, rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Obligor.

Section 6. Representations of the Purchasers.

Section 6.1. Purchase for Investment. Each Purchaser severally represents that it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that neither Obligor is required to register the Notes.

Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7. Information as to the Obligors.

Section 7.1. Financial and Business Information. The Obligors shall deliver (or, in the case of Sections 7.1(a) and (b), mail) to each holder of Notes that is an Institutional Investor (and for purposes of this Agreement the information required by this Section 7.1 shall be deemed delivered on the date of delivery of such information in the English language or the date of delivery of an English translation thereof):

(a) Interim Statements — promptly after the same are available and in any event within 45 days after the end of each quarterly fiscal period in each fiscal year of the Guarantor (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of

(i) a consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such period, and

(ii) consolidated statements of operations, comprehensive income, changes in shareholders’ equity and cash flows of the Guarantor and its Subsidiaries for such period and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding period in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to interim financial statements generally, and certified by a Senior Financial Officer of the Guarantor as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b) Annual Statements — promptly after the same are available and in any event within 90 days after the end of each fiscal year of the Guarantor, duplicate copies of

(i) a consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such year, and

(ii) consolidated statements of operations, comprehensive income, changes in shareholders’ equity and cash flows of the Guarantor and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized international standing, which opinion shall state that such financial statements present fairly, in all material respects the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, circular, notice or proxy statement or similar document sent by either Obligor or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to covenant compliance, pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by either Obligor or any Subsidiary with the Securities and Exchange Commission or any similar Governmental Authority or securities exchange and of all press releases and other statements made available generally by either Obligor or any Subsidiary to the public concerning developments that are Material and that are filed by the Guarantor with or furnished by the Guarantor to the SEC on Form 8-K;

(d) Notice of Default or Event of Default — promptly and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Obligors are taking or propose to take with respect thereto;

(e) Employee Benefit Matters — promptly and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Guarantor or the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by either Obligor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by either Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of either Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

(iv) receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

(f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to either Obligor or any Subsidiary from any Governmental Authority having jurisdiction over such Obligor or Subsidiary relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

(g) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of either Obligor or any Subsidiary or relating to the ability of the Obligors to perform their respective obligations hereunder and under the Notes and Guarantees as from time to time may be reasonably requested by any such holder of Notes, including information readily available to the Company explaining the Company’s financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes.

Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Guarantor setting forth:

(a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Obligors were in compliance with the requirements of Section 10.5 through Section 10.8, inclusive, during the interim or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b) Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Guarantor and its Subsidiaries from the beginning of the interim or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of either Obligor or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Obligors shall have taken or propose to take with respect thereto.

Section 7.3. Visitation. The Obligors shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Guarantor and Company, to visit the principal executive office of the Guarantor and the Company, to discuss the affairs, finances and accounts of the Guarantor and the Company and their Subsidiaries with the Guarantor’s or the Company’s officers, and (with the consent of the Guarantor or the Company, as the case may be, which consent will not be unreasonably withheld) its independent public accountants (it being understood that the Company and the Guarantor may be present at such meeting with such accountants); and

(b) Default — if a Default or Event of Default then exists, at the expense of the Obligors to visit and inspect any of the offices or properties of the Guarantor, the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Obligors authorize said accountants to discuss the affairs, finances and accounts of the Obligors and their Subsidiaries, it being understood that the Company and the Guarantor may be present at any such meeting with such accountants), all at such times and as often as may be requested.

Section 7.4. Limitation on Disclosure Obligation. The Obligors shall not be required to disclose the following information pursuant to Section 7.1(g) or 7.3:

(a) information that the Obligors determine after consultation with counsel qualified to advise on such matters, which counsel may be an employee of either Obligor or any Subsidiary, that, notwithstanding the confidentiality requirements of Section 22, (1) they would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof or (2) disclosure thereof would result in such information ceasing to be subject to the attorney-client privilege; or

(b) information that, notwithstanding the confidentiality requirements of Section 22, either Obligor is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon such Obligor and not entered into in contemplation of this clause (b), provided that such Obligor shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that such Obligor has received the advice of counsel (which counsel may be an employee of either Obligor or any Subsidiary) confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement.

Promptly after a request therefor from any holder of Notes that is an Institutional Investor, the applicable Obligor will provide such holder with a written opinion of counsel (which may be addressed to either Obligor) as to any requested information that such Obligor is prohibited from disclosing to such holder under circumstances described in this Section 7.4.

Section 8. Payment and Prepayment of the Notes.

Section 8.1. Amortization Payments; Payments at Maturity. On July 20, 2011 and on each anniversary thereafter to and including July 20, 2014 the Company will prepay $18,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.2, 8.3, 8.4 or 8.5, the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment. On July 20, 2015, the Company will pay the remaining outstanding principal amount of the Notes, together with interest on such principal amount. No Make-Whole Amount or Modified Make-Whole Amount shall be due in connection with any payment or prepayment made pursuant to this Section 8.1.

Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.6), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3. Prepayment for Tax Reasons. If at any time as a result of a Change in Tax Law (as defined below) the Company or the Guarantor (assuming that the Guarantor is required to make a payment) is or becomes obligated to make any Additional Payments (as defined below) in respect of any payment of interest on account of any of the Notes or the Guarantees in respect thereof in an aggregate amount for all affected Notes equal to 5% or more of the aggregate amount of such interest payment on account of all of the Notes, the Company may give the holders of all affected Notes irrevocable written notice (each, a “Tax Prepayment Notice”) of the prepayment of such affected Notes on a specified prepayment date (which shall be a Business Day not less than 30 days nor more than 60 days after the date of such notice) and the circumstances giving rise to the obligation of such Obligor to make any Additional Payments and the amount thereof and stating that all of the affected Notes shall be prepaid on the date of such prepayment at 100% of the principal amount so prepaid together with interest accrued thereon to the date of such prepayment plus an amount equal to the Modified Make-Whole Amount for such Note, except in the case of any holder of an affected Note which shall, by written notice given to the Company no more than 20 days after receipt of the Tax Prepayment Notice (or, if earlier, the tenth day prior to the date for the payment giving rise to such Additional Payments), reject such prepayment of such Note (each, a “Rejection Notice”). Such Tax Prepayment Notice shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Modified Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. The form of Rejection Notice shall also accompany the Tax Prepayment Notice and shall state with respect to each Note covered thereby that execution and delivery thereof by the holder of a Note shall operate as a permanent waiver of such holder’s right to receive the Additional Payments arising as a result of the circumstances described in the Tax Prepayment Notice in respect of all future payments of interest on such Note (but not of such holder’s right to receive any Additional Payments that arise out of circumstances not described in the Tax Prepayment Notice or which exceed the amount of the Additional Payment described in the Tax Prepayment Notice), which waiver shall be binding upon all subsequent transferees of such Note. The Tax Prepayment Notice having been given as aforesaid to each holder of the affected Notes, the principal amount of such Notes together with interest accrued thereon to the date of such prepayment plus the Modified Make-Whole Amount shall become due and payable on such prepayment date, except in the case of Notes the holders of which shall timely give a Rejection Notice as aforesaid. Two Business Days prior to such prepayment, the Company shall deliver to each holder of a Note being so prepaid a certificate of a Senior Financial Officer specifying the calculation of such Modified Make-Whole Amount as of such prepayment date.

No prepayment of the Notes pursuant to this Section 8.3 shall affect the obligation of the Obligors to pay Additional Payments in respect of any payment made on or prior to the date of such prepayment. For purposes of this Section 8.3, any holder of more than one affected Note may act separately with respect to each affected Note so held (with the effect that a holder of more than one affected Note may accept such offer with respect to one or more affected Notes so held and reject such offer with respect to one or more other affected Notes so held).

The Company may not offer to prepay or prepay Notes pursuant to this Section 8.3 (a) if a Default or Event of Default then exists, (b) until the Obligors shall have taken commercially reasonable steps to mitigate the requirement to make the related Additional Payments or (c) if the obligation to make such Additional Payments directly results or resulted from actions taken by the Guarantor, the Company or any Subsidiary (other than actions required to be taken under applicable law), and any Tax Prepayment Notice given pursuant to this Section 8.3 shall certify to the foregoing and describe such mitigation steps, if any.

For purposes of this Section 8.3: “Additional Payments” means additional amounts required to be paid to a holder of any Note pursuant to Section 13 by reason of a Change in Tax Law; and a “Change in Tax Law” means (individually or collectively with one or more prior changes) (i) an amendment to, or change in, any law, treaty, rule or regulation of the Cayman Islands after the date of the Closing, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation after the date of the Closing, which amendment or change is in force and continuing and meets the opinion and certification requirements described below or (ii) in the case of any other jurisdiction that becomes a Taxing Jurisdiction after the date of the Closing, an amendment to, or change in, any law, treaty, rule or regulation of such jurisdiction, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation, in any case after such jurisdiction shall have become a Taxing Jurisdiction, which amendment or change is in force and continuing and meets such opinion and certification requirements. No such amendment or change shall constitute a Change in Tax Law unless the same would in the opinion of the Obligors (which shall be evidenced by an Officer’s Certificate of the Guarantor and supported by a written opinion of counsel having recognized expertise in the field of taxation in the Taxing Jurisdiction, both of which shall be delivered to all holders of the Notes prior to or concurrently with the Tax Prepayment Notice in respect of such Change in Tax Law) affect the deduction or require the withholding of any Tax imposed by such Taxing Jurisdiction on any payment payable on the Notes.

Section 8.4. Prepayment in Connection with a Change of Control. Promptly and in any event within five Business Days after any Responsible Officer has knowledge of the occurrence of a Change of Control, the Company shall give written notice thereof to each holder of a Note, which notice shall (i) refer specifically to this Section 8.4 and describe the Change of Control in reasonable detail (including the Persons party thereto), (ii) specify a Business Day not less than 30 days and not more than 60 days after the date of such notice (the “Control Prepayment Date”) and specify the Control Response Date (as defined below) and (iii) offer to prepay on the Control Prepayment Date the Notes of such holder, at 100% of the principal amount thereof, together with interest accrued thereon to the Control Prepayment Date. Each holder of a Note shall notify the Company of such holder’s acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company on a date at least 10 days prior to the Control Prepayment Date (such date 10 days prior to the Control Prepayment Date being the “Control Response Date”), and the Company shall prepay on the Control Prepayment Date all Notes held by each holder that has accepted such offer in accordance with this Section 8.4 at a price in respect of each such Note held by such holder equal to 100% of the principal amount thereof, together with interest accrued thereon to the Control Prepayment Date; provided, however, that the failure by the holder of any Note to respond to such offer in writing on or before the Control Response Date shall be deemed to be a rejection of such offer.

Section 8.5. Prepayment in Connection with Dispositions. If the Company is required, in accordance with Section 10.7(d), to offer to prepay pro rata portions of the Notes using the proceeds of a Disposition, the Company will give written notice thereof to each holder of a Note, which notice shall describe such Disposition in reasonable detail and (a) refer specifically to this Section 8.5, (b) specify the pro rata portion of each Note being so offered to be so prepaid, (c) specify a date not less than 30 days and not more than 60 days after the date of such notice (the “Disposition Prepayment Date”) and specify the Disposition Response Date (as defined below) and (d) offer to prepay on the Disposition Prepayment Date such pro rata portion of each Note, together with interest accrued thereon to the Disposition Prepayment Date. Each holder of a Note shall notify the Company of such holder’s acceptance or rejection of such offer by giving written notice thereof to the Company on a date at least 10 days prior to the Disposition Prepayment Date (such date 10 days prior to the Disposition Prepayment Date being the “Disposition Response Date”), and the Company shall prepay on the Disposition Prepayment Date such pro rata portion of each Note held by the holders who have accepted such offer in accordance with this Section 8.5 at a price in respect of each Note held by such holder equal to 100% of the principal amount of such pro rata portion, together with interest accrued thereon to the Disposition Prepayment Date; provided, however, that the failure by a holder of any Note to respond to such offer in writing on or before the Disposition Response Date shall be deemed to be a rejection of such offer.

Section 8.6. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.1 or 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.7. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and, except in the case of any payment or prepayment of the Notes made pursuant to Section 8.1, the applicable Make-Whole Amount or Modified Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount or Modified Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.8. Purchase of Notes. Neither Obligor will and neither Obligor will permit any Affiliate Controlled by such Obligor to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by either Obligor or any Affiliate Controlled by such Obligor pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.9. Make-Whole Amount and Modified Make-Whole Amount. The terms “Make-Whole Amount” and “Modified Make-Whole Amount” mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that neither the Make-Whole Amount nor the Modified Make-Whole Amount may in any event be less than zero. For the purposes of determining the Make-Whole Amount and the Modified Make-Whole Amount, the following terms have the following meanings:

“Applicable Percentage” in the case of a computation of the Modified Make-Whole Amount for purposes of Section 8.3 means 0.75% (75 basis points), and in the case of a computation of the Make-Whole Amount for any other purpose means 0.50% (50 basis points).

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of the (x) Applicable Percentage plus (y) the yield to maturity implied by (i) the yields reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1 on Bloomberg Financial Markets (“Bloomberg”) or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1 for the most recently issued actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.3 or 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 9. Affirmative Covenants.

The Company and the Guarantor jointly and severally covenant that so long as any of the Notes are outstanding:

Section 9.1. Compliance with Law. Without limiting Section 10.4, the Obligors will, and will cause each of their Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2. Insurance. The Obligors will, and will cause each of their Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary (as determined in good faith by the board of directors or the senior officers of the Guarantor) in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3. Maintenance of Properties. The Obligors will, and will cause each of their Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear and unforeseen casualties or accidents), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent either Obligor or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if the Guarantor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes and Claims. The Obligors will, and will cause each of their Subsidiaries to, file all Material tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, charges and levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of either Obligor or any Subsidiary, provided that neither of the Obligors nor any Subsidiary need pay any such tax, assessment, charge, levy or claims if (i) the amount, applicability or validity thereof is contested by such Obligor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and such Obligor or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of such Obligor or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 9.5. Corporate Existence, Etc. Subject to Section 10.2, the Obligors will at all times preserve and keep in full force and effect their respective corporate existences. Subject to Sections 10.2 and 10.7, the Obligors will at all times preserve and keep in full force and effect the corporate existence of each of their Subsidiaries and all rights and franchises of the Obligors and their Subsidiaries unless, in the good faith judgment of the Guarantor, the termination of or failure to preserve and keep in full force and effect such corporate existence (other than the Company), right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.6. Books and Records. Each Obligor will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity, in all material respects, with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over such Obligor or such Subsidiary, as the case may be.

Section 9.7. Priority of Obligations. Each Obligor will ensure that its payment obligations under this Agreement and the Notes (in the case of the Company) and this Agreement and the Guarantees (in the case of the Guarantor) will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Obligor.

Section 9.8. Ownership of the Company. The Guarantor shall at all times own, directly or indirectly, 100% of the capital stock of the Company free and clear of any Lien.

Section 10. Negative Covenants.

The Company and the Guarantor jointly and severally covenant that so long as any of the Notes are outstanding:

Section 10.1. Transactions with Affiliates. The Obligors will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than an Obligor or any Subsidiary), other than (1) transactions in the ordinary course and pursuant to the reasonable requirements of such Obligor’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to such Obligor or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate, (2) payments by either of the Obligors or any Subsidiary of the Guarantor to Fox Paine & Company, LLC and its Affiliates for any financial advisory, financing, underwriting or other placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the board of directors (or by any committee of independent directors) of the Guarantor or the Company in good faith, or (3) the performance by the Guarantor or any Subsidiary of the Guarantor of any contract listed on Schedule 10.1 (as such contract is in effect on the date of this Agreement or may be amended, so long as such amendment is not materially adverse to the Guarantor or such Subsidiary).

Section 10.2. Merger, Consolidation, Etc. Neither Obligor will, and the Guarantor will not permit any Subsidiary to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions, including by way of merger or consolidation, to any Person unless:

(a) in the case of either Obligor, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Guarantor or the Company, as the case may be, shall be a solvent corporation or limited liability company (or similar entity, if organized outside of the United States) organized and existing under the laws of the United States or any State of either thereof (including the District of Columbia) or any other Permitted Jurisdiction, and, if the Guarantor or the Company, as the case may be, is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of (x) this Agreement and the Notes, in the case of the Company and (y) this Agreement and the Guarantees, in the case of the Guarantor and (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of internationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

(b) in the case of any Subsidiary, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of such Subsidiary, as the case may be, shall be (i) either of the Obligors or such Subsidiary, (ii) another Subsidiary or (iii) any other Person so long as the transfer of all of the assets of such Subsidiary would have otherwise been permitted by Section 10.7 and such transaction is treated as a Disposition of all of the assets of such Subsidiary for purposes of Section 10.7; and

(c) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

After any conveyance or transfer of all of the assets of the Guarantor or the Company in accordance with this Section 10.2, the transferee shall succeed to all of the rights and obligations of the Guarantor or the Company, as applicable, under this Agreement, the Notes and the Guarantees, as applicable, and the Guarantor or the Company, as applicable, shall be released from all of its obligations under this Agreement, the Notes and the Guarantees, as applicable. No such conveyance, transfer or lease of less than all of the assets of the Guarantor or the Company shall have the effect of releasing the Guarantor or the Company, as the case may be, or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under (x) this Agreement or the Notes, in the case of the Company or (y) this Agreement or the Guarantees, in the case of the Guarantor.

Section 10.3. Line of Business. The Obligors will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Obligors and their Subsidiaries, taken as a whole, would then be engaged would be other than the business of “finance and insurance” (as defined by the U.S. Census Bureau under the “North American Industry Classification System—United States, 2002 version”) unless such business, in the good faith judgment of the Board of Directors of the Guarantor, is materially related, complimentary, or ancillary to the business the Obligors and their Subsidiaries are engaged on the date of this Agreement as described in the Memorandum.

Section 10.4. Terrorism Sanctions Regulations. The Obligors will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) knowingly engage in any dealings or transactions with any such Person.

Section 10.5. Liens. The Guarantor will not, and will not permit any Subsidiary to, create, assume, incur or suffer to exist any Lien upon or with respect to any property or assets, whether now owned or hereafter acquired, of the Guarantor or any Subsidiary, excluding from the operation of this Section:

(a) Liens for taxes, assessments or governmental charges, levies or claims, either not yet due and payable or to the extent that nonpayment thereof is permitted by the proviso to Section 9.4 and Liens securing claims or demands of mechanics and materialmen, incurred in the ordinary course of business for sums not yet delinquent or being contested on a timely basis, in good faith and by appropriate proceedings;

(b) Liens of, or resulting from, any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Guarantor or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured and, if appropriate, the Guarantor or such Subsidiary shall set aside on its books, in accordance with GAAP, reserves deemed by it to be adequate with respect thereto;

(c) Liens incidental to the normal conduct of the business of the Guarantor or any Subsidiary or the ownership of their properties (including Liens in connection with worker’s compensation, unemployment insurance and other like laws, warehousemen’s and attorney’s liens and statutory landlords’ liens) and Liens arising out of the standard terms and conditions of trade of any supplier and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature and which are not incurred in connection with the incurrence of Indebtedness and which do not in the aggregate materially impair the use of such property in the operation of the business of the Guarantor and its Subsidiaries taken as a whole, or the value of such property for the purpose of such business;

(d) Liens securing Indebtedness of the Guarantor or any Subsidiary outstanding on the date hereof as specified in Schedule 5.15;

(e) Liens securing Indebtedness owing by a Subsidiary to either Obligor or a Wholly-Owned Subsidiary of the Guarantor;

(f) Liens (i) in respect of property acquired, constructed or improved by the Guarantor or a Subsidiary after the date hereof, or in rights relating to such property, which Liens are created at the time of acquisition or completion of construction or improvement of such property or within 180 days before or after such acquisition or completion, to secure Indebtedness assumed or incurred to finance all or any part of the purchase price of the acquisition or cost of construction or improvement of such property, (ii) on property at the time of the acquisition thereof by the Guarantor or a Subsidiary, whether or not the Indebtedness secured thereby is assumed by the Guarantor or such Subsidiary and (iii) on property of a Person at the time such Person becomes a Subsidiary, or the Guarantor or a Subsidiary acquires or leases the properties of such Person as an entirety or substantially as an entirety, or such Person merges into or consolidates with either Obligor or any Subsidiary (and not incurred in anticipation thereof), provided that in any such case the aggregate principal amount of Indebtedness secured by any such Lien in respect of any such property shall not exceed the fair market value of such property (or rights relating thereto) and no such Lien shall extend to or cover any other property of the Guarantor or such Subsidiary other than the proceeds of any disposition of such property and any proceeds thereof;

(g) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights of way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Guarantor and its Subsidiaries;

(h) rights of banks or other financial institutions to set off deposits made by the Guarantor or any Subsidiary against debts owed to such banks or other financial institutions by the Guarantor or any Subsidiary, whether such rights arise by operation of law or pursuant to a contractual arrangement with such banks or other financial institutions for ordinary course commercial overdraft banking transactions, including, without limitation, arrangements (including cash management schemes) whereby interest is payable to such banks or financial institutions on a net basis and rights of set off granted to such banks or financial institutions with respect to letters of credit or as a result of any currency or interest rate hedging operations carried out in the ordinary course of business;

(i) Liens created, assumed or incurred in connection with any extension, renewal, refunding or refinancing of any Indebtedness secured by Liens permitted by clause (d) or (f) above or this clause (i), provided that (i) the principal amount of Indebtedness secured thereby immediately after giving effect to such extension, renewal, refunding or refinancing is not greater than the amount of such Indebtedness being extended, renewed, refunded or refinanced, plus (A) reasonable and customary fees and expenses incurred in connection therewith, and (B) the amount of any premium paid in connection with such extension, renewal, refunding or refinancing, and (ii) such Lien is not extended to any other property; and

(j) Liens which would otherwise not be permitted by clauses (a) through (i) above, securing additional Indebtedness of the Guarantor or a Subsidiary, provided that after giving effect to the incurrence thereof and to the application of the proceeds from the incurrence of such Indebtedness, the sum (without duplication) of

(i) the aggregate unpaid principal amount of Indebtedness secured by such Liens permitted by this clause (j) plus

(ii) the aggregate unpaid principal amount Indebtedness outstanding pursuant to Section 10.6(f)

does not exceed 10% of Shareholders’ Equity.

For the avoidance of doubt, (x) Liens created, assumed or incurred pursuant to Section 10.5(j) shall not subsequently be prohibited as a result of any change in Shareholders’ Equity and (y) the Obligors and the Subsidiaries may create, assume, incur or suffer to exist Liens pursuant to any one or more of Sections 10.5(a) through (j).

Section 10.6. Subsidiary Indebtedness. The Guarantor will not permit any Subsidiary (other than the Company) to create, assume, incur, guarantee or otherwise become liable in respect of any Indebtedness, excluding from the operation of this Section:

(a) Indebtedness of a Subsidiary outstanding on the date of the Closing as set forth on Schedule 5.15;

(b) Indebtedness of a Subsidiary owed to either Obligor or to any Subsidiary the equity interests of which are owned, directly or indirectly, by the Obligors in at least the same percentage as the equity interests of the Subsidiary which shall have created, assumed, incurred, guaranteed or otherwise become liable in respect of such Indebtedness are owned, directly or indirectly, by the Obligors;

(c) Indebtedness of a Person outstanding at the time such Person becomes a Subsidiary, and Indebtedness incurred at the time a Subsidiary acquires or leases the properties of a Person as an entirety or substantially as an entirety, or such Person merges into or consolidates with any Subsidiary (and not incurred in anticipation thereof);

(d) Indebtedness secured by a Lien permitted under Section 10.5(f)(i); and

(e) any extension, renewal, refunding or refinancing of any Indebtedness permitted under clause (a), (c) or (d) above or this clause (e), provided that the principal amount of such Indebtedness after giving effect to such extension, renewal, refunding or refinancing is not greater than the amount of such Indebtedness being extended, renewed, refunded or refinanced, plus (i) reasonable and customary fees and expenses incurred in connection therewith, and (ii) the amount of any premium paid in connection with such extension, renewal, refunding or refinancing; and

(f) Indebtedness of a Subsidiary which would otherwise not be permitted by clauses (a) through (e) above, provided that after giving effect to the incurrence thereof and to the application of the proceeds from the incurrence of such Indebtedness, the sum (without duplication, i.e., without counting any Indebtedness outstanding pursuant to Section 10.5(j) or this clause (f) more than once) of

(i) the aggregate unpaid principal amount of Indebtedness of all Subsidiaries outstanding pursuant to this clause (f) plus

(ii) the aggregate unpaid principal amount of Indebtedness outstanding pursuant to Section 10.5(j)

does not exceed 10% of Shareholders’ Equity.

For the avoidance of doubt, Subsidiaries (other than the Company) may incur Indebtedness pursuant to any one or more of Sections 10.6(a) through (f).

Section 10.7. Sale of Assets. The Guarantor will not, and will not permit any Subsidiary to, sell, lease (as lessor) or otherwise dispose of any of its properties or assets (collectively, a “Disposition”), except:

(a) Dispositions in the ordinary course of business;

(b) Dispositions made to either of the Obligors or any Wholly-Owned Subsidiary;

(c) Dispositions to the extent that the Guarantor or such Subsidiary receives, in exchange therefor, assets (including financial assets that are consistent with the investment policy of the Guarantor at such time, but excluding any other financial assets) having reasonably equivalent value and which are to be used in the business of the Guarantor or a Subsidiary;

(d) Dispositions, to the extent that the net proceeds of any such Disposition, in excess of amounts permitted under clause (e) below, are applied within 360 days from the date of such Disposition to either (i) the purchase or acquisition of assets (including financial assets that are consistent with the investment policy of the Guarantor at such time, but excluding any other financial assets) to be used in the business of the Guarantor or a Subsidiary, including the acquisition of the equity interests or Indebtedness of any Person that becomes a Subsidiary or (ii) to reduce senior unsubordinated Indebtedness of the Obligors or any Indebtedness of any Subsidiary other than the Company (in any such case, other than Indebtedness owing to the Guarantor or any Subsidiary), provided that, in connection with any such reduction of unsecured Indebtedness of the Obligors, the Company shall, in accordance with Section 8.5, offer to prepay the Notes pro rata with all other Indebtedness then being repaid, such pro rata portion of the Notes so to be offered to be repaid to be calculated by multiplying (x) the amount of such net proceeds being applied pursuant to this clause (ii) by (y) a fraction, the numerator of which is the aggregate principal amount of Notes then outstanding and the denominator of which is the aggregate principal amount of Indebtedness of the Guarantor or any Subsidiary then outstanding (including the Notes) that will receive any portion of such repayment (calculated prior to such repayment); and

(e) Dispositions which would otherwise not be permitted by clauses (a) through (d) above, provided that such Dispositions are for the fair market value and the aggregate book value of the properties and assets subject to all such Dispositions pursuant to this clause (e) during any 365-day period does not exceed 5% of Total Assets as of the end of the immediately preceding fiscal year of the Guarantor.

Section 10.8. Senior Indebtedness to Capitalization. The Guarantor will not permit at any time the ratio of Senior Indebtedness to Capitalization to be greater than 0.35 to 1.00.

Section 11. Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) a default occurs in the payment of any principal or Make-Whole Amount or Modified Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) a default occurs in the payment of any interest on any Note or any amount payable pursuant to Section 13 for more than five Business Days after the same becomes due and payable; or

(c) (i) either Obligor defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10.2, or (ii) either Obligor defaults in the performance of or compliance with any term contained in Section 10.1 or Sections 10.4 through 10.8, inclusive, and such default is not remedied within 7 Business Days after the earlier of (x) a Responsible Officer obtaining actual knowledge of such default and (y) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(c)(ii)); or

(d) either Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 15 Business Days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) any representation or warranty made in writing by or on behalf of either Obligor or by any officer of either Obligor in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (i) either Obligor or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least U.S.$20,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) either Obligor or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least U.S.$20,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) either Obligor or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least U.S.$20,000,000 (or its equivalent in the relevant currency of payment), or (y) one or more Persons have the right to require either Obligor or any Subsidiary so to purchase or repay such Indebtedness; or

(g) either Obligor or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by either Obligor or any Significant Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of an Obligor or any Significant Subsidiary, or any such petition shall be filed against an Obligor or any Significant Subsidiary and such petition shall not be dismissed within 60 days; or

(i) any event occurs with respect to either Obligor or any Significant Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g), (h) or (i), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or (h); or

(j) a final judgment or judgments for the payment of money aggregating in excess of U.S.$20,000,000 (or its equivalent in the relevant currency of payment) (net of any amounts covered by insurance) are rendered against one or more of the Obligors and their Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified either Obligor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the sum of (x) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, plus (y) the amount (if any) by which the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, shall exceed U.S.$10,000,000, (iv) either Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) either Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) either Obligor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (vii) either Obligor or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up or (viii) either Obligor or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (viii) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 12. Remedies on Default, Etc.

Section 12.1. Acceleration. (a) If an Event of Default with respect to either Obligor described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, without limitation, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Obligors acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by an Obligor (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Obligors have paid all overdue interest on the Notes, all principal of and Make-Whole Amount or Modified Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount or Modified Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Obligors nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 19, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Obligors under Section 17, the Obligors will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements and any Registration Duty.

Section 13. Tax Indemnification.

All payments whatsoever under this Agreement, the Notes and the Guarantees will be made by the Obligors in lawful currency of the United States of America free and clear of, and without liability or withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Company or the Guarantor under this Agreement or the Notes (in the case of the Company) or this Agreement or the Guarantees (in the case of the Guarantor), the Company or the Guarantor, as the case may be, will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of this Agreement, the Notes or the Guarantees after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of this Agreement, the Notes or the Guarantees before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(a) any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note with the benefit of the Guarantee or the receipt of payments thereunder or in respect thereof, including, without limitation, such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for an Obligor, after the date of the Closing, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Agreement, the Notes or the Guarantees are made to, the Taxing Jurisdiction imposing the relevant Tax;

(b) any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by an Obligor) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes, provided that the filing of such Forms would not (in such holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (b) upon the good faith completion and submission of such Forms as may be specified in a written request of an Obligor no later than 60 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof); or

(c) any combination of clauses (a) and (b) above;

and provided further that in no event shall an Obligor be obligated to pay such additional amounts to any holder of a Note (i) not resident in the United States of America or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of the Closing in excess of the amounts that such Obligor would be obligated to pay if such holder had been a resident of the United States of America or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction or (ii) to any holder of a Note registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and an Obligor shall have given timely notice of such law or interpretation to such holder.

By acceptance of any Note, the holder of such Note agrees, subject to the limitations of clause (b) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by an Obligor all such forms, certificates, documents and returns provided to such holder by an Obligor (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States and such Taxing Jurisdiction and (y) provide an Obligor with such information with respect to such holder as such Obligor may reasonably request in order to complete any such Forms, provided that nothing in this Section 13 shall require any holder to provide information with respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to an Obligor or mailed to the appropriate taxing authority (which in the case of a United Kingdom Inland Revenue Form FD13 or any similar Form shall be deemed to occur when such Form is submitted to the United States Internal Revenue Service in accordance with instructions contained in such Form), whichever is applicable, within 60 days following a written request of an Obligor (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

On or before the date of the Closing the Company will furnish you with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in the Cayman Islands pursuant to clause (b) of the first paragraph of this Section 13, if any, and in connection with the transfer of any Note the Company will furnish the transferee of such Note with copies of any Form and English translation then required.

If any payment is made by either Obligor to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by such Obligor pursuant to this Section 13, then, if such holder at its sole discretion determines that it has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to such Obligor such amount as such holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (b) above) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

The applicable Obligor will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by such Obligor of any Tax in respect of any amounts paid under this Agreement, the Notes or the Guarantees, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of such Obligor, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

If either Obligor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which such Obligor would be required to pay any additional amount under this Section 13, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then such Obligor will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by such Obligor) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

If either Obligor makes payment to or for the account of any holder of a Note and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from such Obligor (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by such Obligor, subject, however, to the same limitations with respect to Forms as are set forth above.

The obligations of the Obligors under this Section 13 shall survive the payment or transfer of any Note and the provisions of this Section 13 shall also apply to successive transferees of the Notes.

Section 14. Guarantee, etc.

Section 14.1. Guarantee. The Guarantor hereby guarantees to each holder of any Note or Notes at any time outstanding (a) the prompt payment in full, in Dollars, when due (whether at stated maturity, by acceleration, by mandatory or optional prepayment or otherwise) of the principal of and Make-Whole Amount or Modified Make-Whole Amount (if any) and interest on the Notes (including, without limitation, interest on any overdue principal, Make-Whole Amount or Modified Make-Whole Amount and, to the extent permitted by applicable law, on any overdue interest and on payment of additional amounts described in Section 13) and all other amounts from time to time owing by the Company under this Agreement and under the Notes (including, without limitation, costs, expenses and taxes), and (b) the prompt performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed hereunder, in each case strictly in accordance with the terms thereof (such payments and other obligations being herein collectively called the “Guaranteed Obligations”). The Guarantor hereby further agrees that if the Company shall default in the payment or performance of any of the Guaranteed Obligations, the Guarantor will (x) promptly pay or perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration, by mandatory or optional prepayment or otherwise) in accordance with the terms of such extension or renewal and (y) pay to the holder of any Note such amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing any of such holder’s rights under this Agreement, including, without limitation, reasonable counsel fees.

All obligations of the Guarantor under this Section 14 shall survive the transfer of any Note, and any obligations of the Guarantor under this Section 14 with respect to which the underlying obligation of the Company is expressly stated to survive payment of any Note shall also survive payment of such Note.

Section 14.2. Obligations Unconditional.

(a) The obligations of the Guarantor under Section 14.1 constitute a present and continuing guaranty of payment and not collectibility and are absolute, unconditional and irrevocable, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 14.2 that the obligations of the Guarantor hereunder shall be absolute, unconditional and irrevocable, under any and all circumstances and shall constitute a primary obligation of the Guarantor in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute and unconditional as described above:

(1) any amendment or modification of any provision of this Agreement or any of the Notes or any assignment or transfer thereof, including without limitation the renewal or extension of the time of payment of any of the Notes or the granting of time in respect of such payment thereof, or of any furnishing or acceptance of security or any additional guarantee or any release of any security or guarantee so furnished or accepted for any of the Notes;

(2) any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of this Agreement or the Notes, or any exercise or non-exercise of any right, remedy or power in respect hereof or thereof;

(3) any bankruptcy, receivership, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Company or any other Person or the properties or creditors of any of them;

(4) the occurrence of any Default or Event of Default under, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, this Agreement, the Notes or any other agreement;

(5) any transfer of any assets to or from the Company, including without limitation any transfer or purported transfer to the Company from any Person, any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of the Company with or into any Person, any change in the ownership of any shares of capital stock of the Company, or any change whatsoever in the objects, capital structure, constitution or business of the Company;

(6) any default, failure or delay, willful or otherwise, on the part of the Company or any other Person to perform or comply with, or the impossibility or illegality of performance by the Company or any other Person of, any term of this Agreement, the Notes or any other agreement;

(7) any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of, the Company or any other Person for any reason whatsoever, including without limitation any suit or action in any way attacking or involving any issue, matter or thing in respect of this Agreement, the Notes or any other agreement;

(8) any lack or limitation of status or of power, incapacity or disability of the Company or any trustee or agent thereof; or

(9) any other thing, event, happening, matter, circumstance or condition whatsoever, not in any way limited to the foregoing.

(b) The Guarantor hereby unconditionally waives diligence, presentment, demand of payment, protest and all notices whatsoever and any requirement that any holder of a Note exhaust any right, power or remedy against the Company under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

(c) In the event that the Guarantor shall at any time pay any amount on account of the Guaranteed Obligations or take any other action in performance of its obligations hereunder, the Guarantor shall not exercise any subrogation or other rights hereunder or the Notes and the Guarantor hereby waives all rights it may have to exercise any such subrogation or other rights, and all other remedies that it may have against the Company, in respect of any payment made hereunder unless and until the Guaranteed Obligations shall have been indefeasibly paid in full. If any amount shall be paid to the Guarantor on account of any such subrogation rights or other remedy, notwithstanding the waiver thereof, such amount shall be received in trust for the benefit of the holders of the Notes and shall forthwith be paid to such holders to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof. The Guarantor agrees that its obligations under this Section 14 shall be automatically reinstated if and to the extent that for any reason any payment (including payment in full) by or on behalf of the Company is rescinded or must be otherwise restored by any holder of a Note, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

(d) If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration (and the effect thereof on the Guaranteed Obligations) shall at such time be prevented by reason of the pendency against the Company or any other Person of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of the guarantee in this Section 14 and the Guarantor’s obligations under this Agreement and the Guarantees, the maturity of the principal amount of the Notes shall be deemed to have been accelerated (with a corresponding effect on the Guaranteed Obligations) with the same effect as if the holders of the Notes had accelerated the same in accordance with the terms of this Agreement, and the Guarantor shall forthwith pay such principal amount, any interest thereon, any Make-Whole Amounts and any other amounts guaranteed hereunder without further notice or demand.

(e) The guarantee in this Section 14 is a continuing guarantee and shall apply to the Guaranteed Obligations whenever arising. Each default in the payment or performance of any of the Guaranteed Obligations shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs.

Section 14.3. Guarantees Endorsed on the Notes.

Each Note shall have endorsed thereon a Guarantee of the Guarantor in the form of Exhibit 1-A.

Section 15. Registration; Exchange; Substitution of Notes.

Section 15.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and neither Obligor shall be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 15.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 20) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other details for notices of each transferee of such Note or part thereof) within ten Business Days thereafter the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1 and shall have the Guarantee of the Guarantor endorsed thereon. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than U.S.$100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than U.S.$100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 15.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least U.S.$25,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon, and having the Guarantee of the Guarantor endorsed thereon.

Section 16. Payments on Notes.

Section 16.1. Place of Payment. Subject to Section 16.2, payments of principal, Make-Whole Amount or Modified Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Citibank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 16.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 16.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount and Modified Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 16.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 15.2. The Company will afford the benefits of this Section 16.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 16.2.

Section 17. Expenses, Etc.

Section 17.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Obligors will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable out-of-pocket costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the reasonable out-of-pocket costs and expenses (other than financial advisors’ fees), incurred in connection with the insolvency or bankruptcy of the Guarantor, the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses shall not exceed U.S.$2,500. The Obligors will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

Section 17.2. Certain Taxes. The Obligor agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Notes or the Guarantees in the United States or the Cayman Islands or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 17, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company or the Guarantor hereunder.

Section 17.3. Survival. The obligations of the Obligors under this Section 17 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

Section 18. Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of either Obligor pursuant to this Agreement shall be deemed representations and warranties of such Obligor under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 19. Amendment and Waiver.

Section 19.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligors and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 23, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount or Modified Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend Section 8, 11(a), 11(b), 12, 13, 19, 22 or 24.9.

Section 19.2. Solicitation of Holders of Notes.

(a) Solicitation. The Obligors will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Obligors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 19 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. Neither Obligor will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

Section 19.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 19 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between either Obligor and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 19.4. Notes Held by Obligor, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by either Obligor or any Affiliate of either Obligor shall be deemed not to be outstanding.

Section 20. Notices; English Language.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy or facsimile if the sender on the same day sends a confirming copy of such notice by a recognized international commercial delivery service (charges prepaid), (b) by a recognized international commercial delivery service (with charges prepaid) or (c) in the case of the materials referred to in Section 7.1(c), by either of such means or by email to any holder of a Note who has provided the Company with an email address for such purpose. Any such notice must be sent:

(i) if to a Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing,

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, with a copy to the General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing, or

(iv) if to the Guarantor, to the Guarantor at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, with copies to the Company at its address set forth at the beginning of this Agreement to the attention of the Chief Financial Officer and the General Counsel, or at such other address as the Guarantor shall have specified to the holder of each Note in writing.

Notices under this Section 20 will be deemed given only when actually received.

Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Agreement shall be in English or accompanied by an English translation thereof.

This Agreement, the Notes and the Guarantees have been prepared and signed in English and the parties hereto agree that the English version hereof and thereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in any jurisdiction in respect hereof or thereof.

Section 21. Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Obligors agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 21 shall not prohibit an Obligor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 22. Confidential Information.

For the purposes of this Section 22, “Confidential Information” means information delivered to any Purchaser by or on behalf of either Obligor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Obligor or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by an Obligor or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 22, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 22), (v) any Person from which it offers to purchase any security of an Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 22), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 22 as though it were a party to this Agreement. On reasonable request by an Obligor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Obligors embodying the provisions of this Section 22.

Section 23. Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 23), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 23), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 24. Miscellaneous.

Section 24.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 24.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note or the date on which any amortization payment under Section 8.1 is due is a date other than a Business Day, the payment otherwise due on such date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 24.3. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP, and all financial statements shall be prepared in accordance with GAAP.

Section 24.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 24.5. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 24.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 24.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 24.8. Jurisdiction and Process; Waiver of Jury Trial. (a) Each of the Guarantor and the Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Notes or the Guarantees. To the fullest extent permitted by applicable law, each of the Company and the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each of the Guarantor and the Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 24.8(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c) Each of the Guarantor and the Company consents to process being served by or on behalf of any holder of a Note in any suit, action or proceeding of the nature referred to in Section 24.8(a) by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 20, to National Registered Agents, Inc., as its agent for the purpose of accepting service of any process in the United States. Each of the Guarantor and the Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d) Nothing in this Section 24.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Guarantor or the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e) Each of the Guarantor and the Company hereby irrevocably appoints National Registered Agents, Inc. to receive for it, and on its behalf, service of process in the United States.

(f) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or the Guarantees or any other document executed in connection herewith or therewith.

Section 24.9. Obligation to Make Payment in Dollars. Any payment on account of an amount that is payable hereunder or under the Notes or Guarantees in Dollars which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of either Obligor, shall constitute a discharge of the obligation of the Obligors under this Agreement, the Notes or Guarantees only to the extent of the amount of Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, the Obligors agree to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement, the Notes and the Guarantees, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

Section 24.10. Accounting Terms and Determinations. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters (including financial covenants) shall be made in accordance with GAAP consistently applied for all applicable periods, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and the Company notifies the holders of the Notes that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Required Holders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and the Company or Required Holders shall so request, the Company and the holders of the Notes shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Required Holders, not to be unreasonably withheld).

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Guarantor, whereupon this Agreement shall become a binding agreement between you, the Company and the Guarantor.

Very truly yours,

U.N. Holdings II, Inc.

By /s/ Kevin L. Tate

Name: Kevin L. Tate

Title: Senior Vice President

United America Indemnity, Ltd.

By /s/ Kevin L. Tate

Name: Kevin L. Tate

Title: Chief Financial Officer

The foregoing is hereby agreed
to as of the date thereof.

CALHOUN & CO., AS NOMINEE FOR COMERICA BANK &
TRUST, NATIONAL ASSOCIATION, TRUSTEE TO THE TRUST
CREATED BY THE TRUST AGREEMENT DATED OCTOBER 1, 2002

By: /s/ Annette Lawson
Name: Annette Lawson
Title: Attorney in Fact & Agent

(Scottish-1YR)

CALHOUN & CO., AS NOMINEE FOR COMERICA BANK &
TRUST, NATIONAL ASSOCIATION, TRUSTEE TO THE TRUST
CREATED BY THE TRUST AGREEMENT DATED OCTOBER 1, 2002

By: /s/ Annette Lawson
Name: Annette Lawson
Title: Attorney in Fact & Agent

(Scottish-5YR)

CALHOUN & CO., AS NOMINEE FOR COMERICA BANK &
TRUST, NATIONAL ASSOCIATION, TRUSTEE TO THE TRUST
CREATED BY THE TRUST AGREEMENT DATED OCTOBER 1, 2002

By: /s/ Annette Lawson
Name: Annette Lawson
Title: Attorney in Fact & Agent

(Scottish-Lincoln)

THE NORTHWESTERN MUTUAL LIFE
INSURANCE COMPANY

By: /s/ Mark E. Kishler
Name: Mark E. Kishler
Title: Its Authorized Representative

NORTH AMERICAN COMPANY FOR LIFE
AND HEALTH INSURANCE OF NEW YORK

By: Midland Advisors Company as its Agent

By: /s/ Michael Damaso
Name: Michael Damaso

Title: Director

MIDLAND NATIONAL LIFE INSURANCE
COMPANY

By: Midland Advisors Company as its Agent

By: /s/ Michael Damaso
Name: Michael Damaso

Title: Director

NORTH AMERICAN COMPANY FOR LIFE
AND HEALTH INSURANCE OF NEW YORK

By: Midland Advisors Company as its Agent

By: /s/ Michael Damaso
Name: Michael Damaso

Title: Director

MELLON BANK, N.A., solely in its capacity as
Custodian for Aviva Life-Principal Global Priv EIA Fixed Income
(as directed by the Principal Global Investors, LLC), and not in its
individual capacity (MAC & CO) – Nominee Name

By: /s/ Bernadette T. Hist
Name: Bernadette T. Hist
Title: Authorized Signatory

MELLON BANK, N.A., solely in its capacity as Custodian
for Aviva Life-Principal Glob Priv General Account Universal
Life (as directed by the Principal Global Investors, LLC), and not in its individual capacity (MAC & CO) – Nominee Name

By: /s/ Bernadette T. Hist
Name: Bernadette T. Hist
Title: Authorized Signatory

MELLON BANK, N.A., solely in its capacity as Custodian
for Aviva Life-Principal Glob Priv EG Convertible Securities
(as directed by the Principal Global Investors, LLC), and
not in its individual capacity (MAC & CO) – Nominee Name

By: /s/ Bernadette T. Hist
Name: Bernadette T. Hist
Title: Authorized Signatory

RGA REINSURANCE COMPANY

By: Principal Global Investors, LLC

a Delaware limited liability company,

its authorized signatory

By: /s/ James C. Field
Name: James C. Field
Title: Counsel

By: /s/ Colin Pennycooke
Name: Colin Pennycooke
Title: Counsel

The Bank of New York, as trustee for the Scottish
Re (U.S.), Inc. and Security Life of Denver Insurance
Company Security Trust by agreement dated December 31, 2004

By: Principal Global Investors, LLC

a Delaware limited liability company,

its authorized signatory

By: /s/ James C. Field
Name: James C. Field
Title: Counsel

By: /s/ Colin Pennycooke
Name: Colin Pennycooke
Title: Counsel

PRINCIPAL LIFE INSURANCE COMPANY

By: Principal Global Investors, LLC

a Delaware limited liability company,

its authorized signatory

By: /s/ James C. Field
Name: James C. Field
Title: Counsel

By: /s/ Colin Pennycooke
Name: Colin Pennycooke
Title: Counsel

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Guarantor, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of the voting power of all the outstanding equity interests of the Guarantor. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Guarantor.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Business Day” means (a) for the purposes of Section 8.9 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or the Cayman Islands are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capitalization” means, at any time, Shareholders’ Equity at such time plus all outstanding Indebtedness of the Guarantor and its Subsidiaries at such time plus, without duplication, the liquidation preference or principal amount of all Preferred Stock of the Guarantor and its Subsidiaries.

A “Change of Control” shall be deemed to have occurred if any time any Person or Persons acting in concert (other than Fox Paine or any Affiliate of Fox Paine or any underwriters in connection with a bona fide offering of the Guarantor’s securities), together with Affiliates thereof, shall in the aggregate, directly or indirectly, (a) control or own (beneficially or otherwise) more than 50% (by voting power) of the voting power of the issued and outstanding voting stock of the Guarantor and Fox Paine and its Affiliates, together, control or own (beneficially or otherwise) less of the voting power of the issued and outstanding voting stock of the Guarantor than such Person or Persons or (b) acquire the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of the Guarantor, through beneficial ownership of the capital stock of the Guarantor or otherwise and Fox Paine and its Affiliates, together, have the power to elect, appoint or cause the election or appointment of less of the members of the board of directors of the Guarantor than such Person or Persons, through the ownership of the capital stock of the Guarantor or otherwise; provided, however, that a “Change of Control” shall not be deemed to have occurred if, immediately after the event that otherwise would have constituted a “Change of Control” pursuant to clause (a) or (b), (A) the Notes have the Specified Ratings from both Rating Agencies, or (B) the AM Best Company’s rating of the Guarantor’s insurance operating subsidiaries is not lower than the AM Best Company’s rating of such insurance operating subsidiaries immediately prior to such event, or (C) the AM Best Company’s rating of each of the Company’s insurance operating subsidiaries that, individually, would constitute a Significant Subsidiary, is not less than A-, or (D) any parent company of the Person acquiring ownership or control of more than 50% of the voting power of the Guarantor has (1) an AM Best Company’s rating of A- or better, (2) a credit rating from S&P of A-1 or higher, or (3) a credit rating from Moody’s of A3 or higher.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means U.N. Holdings II, Inc., a Delaware corporation or any successor that becomes such in the manner prescribed in Section 10.2.

“Confidential Information” is defined in Section 22.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is the greater of (i) 1.0% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes and (ii) 1.0% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its “base” or “prime” rate.

“Dollars” or “U.S.$” means lawful money of the United States of America.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Fox Paine” means Fox Paine & Company, LLC, a Delaware limited liability company, and its successors and assigns.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a) the government of

(i) the United States of America or the Cayman Islands or any State or other political subdivision of either thereof, or

(ii) any other jurisdiction in which either Obligor or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of either Obligor or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guarantee” is defined in Section 1.

“Guarantor” means United America Indemnity, Ltd., a Cayman Islands corporation or any successor that becomes such in the manner prescribed in Section 10.2.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 15.1.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a) its liabilities for borrowed money and its redemption obligations in respect of Mandatorily Redeemable Preferred Stock;

(b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

(d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); provided, however, that to the extent the value of the property securing such Lien is less than principal amount of such liability, the amount of such liability shall be limited to the fair market value of the property owned by such Person securing such Lien;

(e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money), to the extent such liabilities would appear on its balance sheet in accordance with GAAP on the date of determination;

(f) the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.9.

“Mandatorily Redeemable Preferred Stock” means, with respect to any Person, such Person’s Preferred Stock to the extent that it is required to be redeemed, purchased or otherwise retired or extinguished, or convertible into another type of Indebtedness of such Person. For the avoidance of doubt, (a) Trust Preferred Securities shall not be, or be deemed to be, “Mandatorily Redeemable Preferred Stock” for purposes of this Agreement and (b) Preferred Stock that is redeemable at the option of the Guarantor with common stock of the Guarantor shall not be, or be deemed to be, “Mandatorily Redeemable Preferred Stock” for purposes of this Agreement.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Guarantor and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Guarantor and its Subsidiaries taken as a whole, or (b) the ability of the Company or the Guarantor to perform its obligations under this Agreement or the Notes (in the case of the Company) or this Agreement or the Guarantees (in the case of the Guarantor), or (c) the validity or enforceability of this Agreement, the Notes or the Guarantees.

“Memorandum” is defined in Section 5.3.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Modified Make-Whole Amount” is defined in Section 8.9.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by an Obligor or any Subsidiary primarily for the benefit of employees of such Obligor or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Notes” is defined in Section 1.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company or the Guarantor, as applicable, whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Jurisdiction” means (a) the United States of America and any State or territory thereof and the District of Columbia, (b) any country which was a member country of the European Union (other than Greece) as of April 30, 2004 and (c) Switzerland, Bermuda, Barbados and the Cayman Islands.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by either Obligor or any ERISA Affiliate or with respect to which either Obligor or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Preferred Trust” shall have the meaning set forth in the definition of “Trust Preferred Securities.”

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” means a Prohibited Transaction Exemption issued by the Department of Labor.

“Purchaser” is defined in the first paragraph of this Agreement.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Rating Agencies”means Moody’s and S&P.

“Registration Duty” means any registration duty or similar amount payable pursuant to Stamp Duty Law (2003 Revision) (or any comparable or successor provision of law) of the Cayman Islands in connection with the use in a Cayman Islands judicial proceeding of this Agreement, the Notes, the Guarantees or any other agreement or document related hereto or thereto or the transactions contemplated herein or therein.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means, at any time, the holders of at least a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by either Obligor or any of their respective Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company or the Guarantor with responsibility for the administration of the relevant portion of this Agreement.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company or of the Guarantor.

“Senior Indebtedness” means, at any time, all outstanding Indebtedness (other than any Subordinated Indebtedness and any Indebtedness of either Obligor and/or any Subsidiary owed to either Obligor and/or any Subsidiary) of either Obligor or any Subsidiary at such time, provided that (a) the following shall not constitute “Senior Indebtedness” of either Obligor or any Preferred Trust: (1) any subordinated debt (as described in the definition of “Trust Preferred Securities”) issued by either Obligor to any Preferred Trust that shall have issued and have outstanding, or shall issue and have outstanding, Trust Preferred Securities, (2) any guaranties (subject to subordination provisions at least as favorable to the holders of the Notes as the subordination provisions referred to in the definition of “Trust Preferred Securities”) issued by either Obligor of any payments in respect of such Trust Preferred Securities, and (3) any Trust Preferred Securities issued by any Preferred Trust and (b) the following shall constitute “Senior Indebtedness” (without duplication): (1) any obligations of a Subsidiary (other than the Company or a Preferred Trust) relating to any trust preferred securities (whether convertible or nonconvertible into common or other stock) issued by a trust or other similar special purpose entity, the proceeds of which preferred securities are used to finance the acquisition by such trust or other similar entity of obligations of a Subsidiary (other than the Company) and (2) any such trust preferred securities issued by a trust or other similar entity described in clause (1) immediately above.

“Shareholders’ Equity” means, at any time, shareholders’ equity of the Guarantor and its Subsidiaries which would be shown on a balance sheet of the Guarantor and its Subsidiaries prepared on a consolidated basis in accordance with GAAP at such time; provided that in determining “Shareholders’ Equity “ there shall be (a) added to the shareholders’ equity of the Guarantor and its Subsidiaries (but without double counting) the liquidation preference or principal amount of any issuance of Preferred Stock of either of the Obligors that is not included in the definition of “Indebtedness”, (b) added back the amount of any minority interest, and (c) excluded the effect of (i) any write-down of goodwill pursuant to FAS 142 and (ii) any write-down of the net assets of the Guarantor and its Subsidiaries pursuant to FAS 142 or FAS 144 because of the plan of the Guarantor or such Subsidiary to sell such assets. For the avoidance of doubt (but without double counting), the liquidation preference or principal amount of any Trust Preferred Securities issued by any Preferred Trust, however characterized, shall be added to the shareholders’ equity of the Guarantor and its Subsidiaries for purposes of calculating “Shareholders’ Equity”.

“Significant Subsidiary” means any Subsidiary (other than the Company) or group of Subsidiaries of the Guarantor (other than the Company) that would constitute a “significant subsidiary” of the Guarantor as defined in Regulation S-X of the Securities Act, as in effect on the date of this Agreement.

“S&P” means Standard & Poor’s Ratings Service, a division of the McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof.

“Specified Ratings” means a rating equal to or higher than Baa2 (or the equivalent) by Moody’s and BBB (or the equivalent) by S&P.

“Subordinated Indebtedness” means, at any time, (a) all Indebtedness of the Obligors which would be shown on a balance sheet of Guarantor and its Subsidiaries prepared on a consolidated basis in accordance with GAAP at such time and which is subordinate in right of payment (on terms customary for subordinated high yield debt financings (provided that no scheduled prepayment or repayment of any of the principal amount of such Indebtedness shall be required to be made prior to the final maturity date of the Notes) or otherwise on terms approved in writing by the Required Holders) to, in the case of the Guarantor, the Guarantees and, in the case of the Company, the Notes and (b) all Mandatorily Redeemable Preferred Stock of either of the Obligors that is included in the definition of “Indebtedness” and that is mandatorily redeemable only after the final maturity date of the Notes.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Guarantor.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for income tax purposes, other than any such lease under which such Person is the lessor.

“Tax” means any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, assessment, levy, impost, fee, compulsory loan, charge or withholding.

“Total Assets” means, at any time, the total assets of the Guarantor and its Subsidiaries which would be shown on a balance sheet of the Guarantor and its Subsidiaries prepared on a consolidated basis in accordance with GAAP at such time.

“Taxing Jurisdiction” is defined in Section 13.

“Trust Preferred Securities” means preferred securities (whether convertible or nonconvertible into common stock or other stock of the Guarantor) issued by a trust or other similar special purpose entity (a “Preferred Trust”) that is a Subsidiary, the proceeds of which preferred securities are used to finance the acquisition by such trust or other similar entity of subordinated debt obligations (including any guaranty thereof) of either or both of the Obligors (as described below) (but not any other Subsidiary of the Guarantor), provided that, with respect to any Preferred Trust, the preferred securities in respect thereof shall not be subject to any scheduled redemption or purchasing by such trustee or other similar entity, the Obligors or any Subsidiary prior to the final maturity date of the Notes. The aforesaid subordinated debt (or any related guaranty) shall be subject to terms and conditions that shall be at least as favorable to the holders of the Notes (being a part of a class of senior indebtedness) as the following terms and conditions: (i) such subordinated debt shall not provide for any scheduled payments of principal prior to the final maturity date of the Notes and (ii) such subordinated debt shall be subordinated in right of payment to the Notes and/or the Guarantees, as applicable, on terms customary for subordinated debt issued in connection with issuances of trust preferred securities.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Guarantor and the Guarantor’s other Wholly-Owned Subsidiaries at such time.

[Form of Note]

U.N. HOLDINGS II, INC.

6.22% Guaranteed Senior Note Due 2015

No. [ ] U.S.$[ ]	[Date] PPN 90309# AA 3

For Value Received, the undersigned, U.N. HOLDINGS II, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [     ], or registered assigns, the principal sum of [     ] Dollars (or so much thereof as shall not have been prepaid) on July 20, 2015 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.22% per annum from the date hereof, payable semiannually, on the 20th day of July and January in each year, commencing with the July 20 or January 20 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the greater of (i) 7.22% and (ii) 1.0% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its “base” or “prime” rate, on any overdue payment of interest and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Citibank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note and Guarantee Agreement referred to below.

This Note is one of a series of Guaranteed Senior Notes (herein called the “Notes”) issued pursuant to the Note and Guarantee Agreement, dated as of July 20, 2005 (as from time to time amended, the “Note and Guarantee Agreement”), between the Company, United America Indemnity, Ltd. (the “Guarantor”) and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 22 of the Note and Guarantee Agreement and (ii) made the representation set forth in Section 6.2 of the Note and Guarantee Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note and Guarantee Agreement.

Payment of the principal of, and Make-Whole Amount and Modified Make-Whole Amount, if any, and interest on this Note has been guaranteed by the Guarantor in accordance with the terms of the Note and Guarantee Agreement.

This Note is a registered Note and, as provided in the Note and Guarantee Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note and Guarantee Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note and Guarantee Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount or Modified Make-Whole Amount) and with the effect provided in the Note and Guarantee Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

U.N. Holdings II, Inc.

By	—
[Title]

FORM OF GUARANTEE

For value received, the undersigned hereby absolutely, unconditionally and irrevocably guarantees to the holder of the foregoing Note the due and punctual payment of the principal of, Make-Whole Amount and Modified Make-Whole Amount, if any, and interest on said Note, as more fully provided in the Note and Guarantee Agreement referred to in said Note.

United America Indemnity, Ltd.

By

Title: